SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2006 (November 15, 2006)

VERISIGN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-23593	94-3221585
(Commission File Number)	(IRS EmployerIdentification No.)

487 East Middlefield Road, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

(650) 961-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

VeriSign, Inc. (VeriSign) announced on November 21, 2006 that it has determined the need to restate its historical financial statements for the years and interim periods from 2001-2005 and for the first quarter of 2006 to record additional non-cash, stock-based compensation expense related to past stock option grants. VeriSign confirmed today that the reasons for this determination are that it has identified certain grants with incorrect measurement dates, without required documentation, or with initial grant dates and prices that were subsequently modified. Based on the findings to date, the non-cash charge to the financial statements for the periods 2001 - 2005 is not expected to exceed $250 million; however, the investigation is still on-going.

The press release issued by VeriSign on November 22, 2006 in connection with this matter is attached hereto as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1 Text of press release of VeriSign, Inc. issued on November 22, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

Date: November 22, 2006	By:	/s/ Dana L. Evan
Dana L. Evan
Executive Vice President of Finance and Administration, Chief Financial Officer

Exhibit Index

Exhibit No.	Description
Exhibit 99.1	Text of press release of VeriSign, Inc. issued on November 22, 2006.